UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

----------------------------------------------

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

----------------------------------------------

Date of Report (Date of earliest event reported): February 16, 2018

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-33607

(Commission file number)

76-0526032

(I.R.S. Employer Identification No.)

842 West Sam Houston Parkway North, Suite 400, Houston, Texas (Address of principal executive offices)	77024 (Zip Code)

(713) 963-9522

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 (§230.405 of this chapter) of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 16, 2018, James M. Mitchell and GulfMark Offshore, Inc. (the “Company”) agreed that Mr. Mitchell would step down from all positions with the Company and its affiliates as of the date on which the Company files its annual report on Form 10-K (or such other date mutually agreed between the parties, the “Separation Date”). Mr. Mitchell will continue to receive his current base salary through the Separation Date. The Company and Mr. Mitchell have entered into a Separation and Mutual Release Agreement, dated February 16, 2018 (the “Separation Agreement”), memorializing the terms of his transition and separation of employment. The Separation Agreement provides that Mr. Mitchell will receive approximately $490,253 (representing 18 months of base salary and welfare benefit continuation) in full satisfaction of the Company’s obligations to him under any and all plans, programs or arrangements of the Company under which Mr. Mitchell may be entitled to payments and/or benefits in connection with the termination of his employment, including pursuant to his Employment Agreement and Change in Control Agreement (in each case with the Company and dated May 30, 2013). The Separation Agreement also contains a limited mutual release, as well as mutual non-disparagement obligations. Further, pursuant to the Separation Agreement, Mr. Mitchell will be subject to a six-month non-competition provision and customary confidentiality and non-solicitation covenants. A copy of the Separation Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The above description of the Separation Agreement is qualified in its entirety by the full text of such exhibit.

On February 22, 2018, the Company announced that Samuel R. Rubio, the Company’s Senior Vice President – Controller and Chief Accounting Officer, will be promoted to the position of Chief Financial Officer upon completion of the filing of the Company’s Form 10-K. Mr. Rubio, age 58, joined the Company in 2005 and was named the Company’s Vice President – Controller and Chief Accounting Officer in 2008 and was promoted to Senior Vice President in the same function in 2012. Mr. Rubio holds a Bachelor of Business Administration degree from Sul Ross State University and is a Certified Public Accountant and a member of both the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants. In addition, Mr. Rubio has over 35 years of experience in accounting at both operating division and corporate levels as well as the management of accounting organizations. A copy of the Company’s press release announcing the appointment of Mr. Rubio is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Statements in this report that contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, include, but are not limited to, statements concerning Mr. Mitchell’s transition, separation and future benefits and the appointment of Mr. Rubio as his successor. All statements other than statements of historical fact are, or may be deemed to be, forward-looking statements. Such statements are inherently subject to a variety of assumptions, risks and uncertainties (many of which are beyond the Company’s control) that could cause actual results to differ materially from those anticipated or projected. A discussion of the risk factors that could impact these areas and the Company’s overall business and financial performance can be found in the Company’s reports and other documents filed with the Securities and Exchange Commission (“SEC”). These factors include, among others, risks of insufficient access to sources of liquidity; operational risk; the price of oil and gas and its effect on offshore drilling, vessel utilization and day rates; industry volatility; fluctuations in the size of the offshore marine vessel fleet in areas where the Company operates; changes in competitive factors; and other material factors that are described from time to time in the Company’s filings with the SEC. Consequently, these forward-looking statements should not be regarded as representations that the projected or anticipated outcomes can or will be achieved. Given these concerns, investors and analysts should not place undue reliance on forward-looking statements. Each forward-looking statement speaks only as of the date of this report, and the Company undertakes no obligation to publicly update or revise any forward-looking statement.

Item 9.01.     Financial Statements and Exhibits

(d)     Exhibits.

Exhibit number	Description

10.1	Separation and Mutual Release Agreement, dated February 16, 2018, between GulfMark Offshore, Inc. and James M. Mitchell

99.1	Press release, dated February 22, 2018, of GulfMark Offshore, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2018	GULFMARK OFFSHORE, INC.

	By:	/s/ James M. Mitchell
James M. Mitchell
Executive Vice President & Chief Financial Officer